UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2009

LIGAND PHARMACEUTICALS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33093	77-0160744
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10275 Science Center Drive, San Diego, California, 92121-1117

(Address of Principal Executive Offices) (Zip Code)

(858) 550-7500

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On August 7, 2009, Ligand Pharmaceuticals Incorporated (“Ligand” or the “Company”) entered into a Lease (the “Lease”) with HCP TPSP, LLC, a Delaware limited liability company (“Landlord”), for certain premises consisting of a total of approximately 30,343 square feet of space in an office building located at 11085 North Torrey Pines Road, San Diego, California, to serve as the Company’s new corporate headquarters. As further described under Item 1.02 of this Current Report on Form 8-K, on August 7, 2009 the Company entered into an agreement to terminate the lease for the building currently used by the Company for its corporate headquarters.

The Lease term will commence on October 1, 2009 and expires twenty-seven months later, unless earlier terminated, with an option to extend the Lease term for a single, one-year period. Pursuant to the terms of the Lease, the monthly base rent will be $101,649.05 for the first twelve months of the lease, $104,698.52 for the second twelve months of the lease and $107,839.48 for the remaining three months of the lease. If the Lease term is extended for the optional one-year period, the monthly base rent will be $111,074.66 for the first six months of the optional one-year period and $114,406.90 for the second six months of the optional one-year period. In addition to rent, the Company agreed to pay a portion of the taxes and utility, maintenance and other operating costs paid or accrued in connection with the ownership and operation of the property. The Lease includes customary provisions providing for late fees for unpaid rent, Landlord access to the property and events of default.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified in its entirety by reference to the full text of the Lease, a copy of which is attached hereto as Exhibit 10.321.

Item 1.02. Termination of a Material Definitive Agreement

On August 7, 2009, the Company entered into a Lease Termination Agreement (the “Termination Agreement”) with TPSC IX, LLC, a Delaware limited liability company (“TPSC”), to terminate the Lease dated November 9, 2006, by and between the Company and TPSC CDEC IX, LLC (a/k/a Slough Estates) (the “Existing Lease”). The Existing Lease governed the terms and conditions under which the Company leases the premises which currently serve as the Company’s corporate headquarters (the “Lease Premises”). Under the Existing Lease, the Company was required to pay TPSC a base monthly rent of $247,500 between November 2006 and June 2021, subject to an annual fixed percentage increase of three percent. Pursuant to an Assignment and Assumption of Lease dated February 26, 2007, TPSC CDEC IX, LLC assigned its rights, title and interest in the Existing Lease to TPSC.

Pursuant to the terms of the Termination Agreement, the Existing Lease terminated with respect to certain portions of the Lease Premises as of August 7, 2009, and will terminate with respect to the remaining portions of the Lease Premises as of the date upon which the Company completes de-commissioning of such portions of the Lease Premises (the “Termination Date”), provided that in no event shall the Termination Date be after May 31, 2010. In consideration of the early termination of the Existing Lease, the Company has agreed to pay an aggregate fee of $14,300,000 to TPSC, of which $4,500,000 was paid on August 10, 2009, $4,500,000 will be paid on or before July 1, 2010 and $5,300,000 will be paid on or before April 1, 2011.

The foregoing description of the terms of the Termination Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a copy of which is attached hereto as Exhibit 10.322.

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information contained in Item 1.02 of this Current Report on Form 8-K with respect to the termination of the Existing Lease is incorporated by reference herein and made a part hereof.

Item 7.01. Regulation FD Disclosure.

On August 10, 2009, the Company issued a press release relating to certain of the foregoing matters, which press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2. of Form 8-K, the information contained in Exhibit 99.1 is being furnished pursuant to this Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to such exhibit.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.321	Lease, dated August 7, 2009 between Ligand Pharmaceuticals Incorporated and HCP TPSP, LLC.

10.322	Lease Termination Agreement, dated August 7, 2009, between Ligand Pharmaceuticals Incorporated and TPSC IX, LLC.

99.1	Press Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned.

LIGAND PHARMACEUTICALS INCORPORATED

Date: August 11, 2009	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.321	Lease, dated August 7, 2009 between Ligand Pharmaceuticals Incorporated and HCP TPSP, LLC.

10.322	Lease Termination Agreement, dated August 7, 2009, between Ligand Pharmaceuticals Incorporated and TPSC IX, LLC.

99.1	Press Release.